Exhibit 99.1

Orthofix Announces Preliminary Third Quarter and Year-To-Date 2022 Net Sales Results

•	Third quarter net sales of $114 million, an increase of 1% on a reported basis and 5% on a constant currency basis over prior year

•	Global Orthopedics net sales growth of 19% on a constant currency basis driven by commercial channel investments

•	Biologics net sales growth of 8% driven by new product introductions

•	Bone Growth Therapies net sales growth of 3% driven by the commercial roll-out of AccelStim™ Bone Healing Therapy

•	Announced agreement to merge with SeaSpine Holdings Corporation (NASDAQ: SPNE or “SeaSpine”), creating a leading global spine and orthopedics company

LEWISVILLE, Texas — October 11, 2022 — Orthofix Medical Inc. (NASDAQ:OFIX) today announced preliminary unaudited third quarter 2022 net sales of approximately $114 million, an increase of 1% on a reported basis and 5% on a constant currency basis versus the prior year. For the nine months ended September 30, 2022, preliminary unaudited net sales were approximately $339 million, which was flat to prior year on a reported basis and an increase of 2% on a constant currency basis.

“We are very excited about the third quarter as our innovation and commercial channel initiatives led the way to year over year growth,” said Orthofix President and Chief Executive Officer Jon Serbousek. “We delivered strong performance in Global Orthopedics, Biologics, and Bone Growth Therapies despite experiencing some continued macro headwinds. New product introductions, such as AccelStim Bone Healing Therapy and Virtuos™ Lyograft, continue to be well received in the market, and our strategic investments in the commercial channel are paying off. While we experienced some softness in Spinal Implants, we are encouraged by the M6-C™ resurgence in the U.S. as we exited the quarter.”

Continued Serbousek, “Our outlook on the long-term opportunity remains as bullish as ever, a sentiment which has been bolstered by our recent announcement to merge with SeaSpine. By bringing together two highly complementary organizations, we are creating an industry leading spine and orthopedics company with a unique combination of scale, capacity for growth, and profitability. We believe we are establishing one of the most compelling companies in the sector and we are very excited to bring truly innovative solutions to customers and patients, all aimed at delivering improved outcomes.”

Financial Results Overview

The following tables provide net sales by major product category by reporting segment:

	Three Months Ended September 30,
(Unaudited, U.S. Dollars, in millions)	2022	2021	Change	Constant Currency Change
Bone Growth Therapies	$46	$45	3%	3%
Spinal Implants	26	28	(8%)	(7%)
Biologics	14	13	8%	8%

Global Spine	86	86	(0%)	0%
Global Orthopedics	28	26	6%	19%

Net sales	$114	$112	1%	5%

	Nine Months Ended September 30,
(Unaudited, U.S. Dollars, in millions)	2022	2021	Change	Constant Currency Change
Bone Growth Therapies	$136	$138	(1%)	(1%)
Spinal Implants	81	84	(4%)	(3%)
Biologics	43	41	3%	3%

Global Spine	260	263	(1%)	(1%)
Global Orthopedics	79	76	3%	13%

Net sales	$339	$339	(0%)	2%

Third Quarter Net Sales Highlights

Global Spine

•	Bone Growth Therapies net sales increased $1.3 million or 3% due to the successful commercial roll-out of the AccelStim Bone Healing Therapy device

•	Spinal Implants net sales decreased $2.3 million as reported or 7% on a constant currency basis from:

•	Decreased levels per case in Spine Fixation

•	Motion Preservation continued to experience competitive pressure, but the Company exited the quarter with year-over-year growth in September

•	Biologics net sales increased $1.0 million or 8% due new product introductions, including FiberFuse™ and Virtuos

Global Orthopedics

•	Global Orthopedics net sales increased $1.5 million as reported or 19% on a constant currency basis due to:

•	Double-digit growth from international distributors and growth in international subsidiaries

•	Double-digit growth in the U.S. as a result of strategic investment in the Company’s commercial channel

As of September 30, 2022, preliminary unaudited cash, cash equivalents, and restricted cash was approximately $52 million.

Orthofix and SeaSpine to Combine in Merger of Equals

In a separate press release today, October 11, 2022, it was announced that the Company and SeaSpine have entered into a definitive agreement to combine in an all-stock merger of equals. For more details, please visit ir.orthofix.com/events-and-presentations.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company’s sales representatives and distributors. For more information, please visit www.orthofix.com.

Constant Currency

Constant currency is a non-GAAP measure, which we calculate by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, analyze the underlying trends in our business, assess performance relative to competitors, and establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for evaluating the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide management with the ability to further understand our performance based on a defined set of criteria. Management believes that the non-GAAP measures reflect the underlying operating results of our businesses and provide an important measure of our overall performance. We provide detailed reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures above and encourage investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to our historical operating results and internally evaluate the effectiveness of our operating strategies. We believe that disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Forward-Looking Statements

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Orthofix’s and SeaSpine’s respective management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the proposed merger, including estimated synergies and cost savings resulting from the proposed merger, the expected timing of completion of the proposed merger, estimated costs associated with such transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Orthofix and SeaSpine operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, and the levels of market demand in the health care segments in which our products are purchased and utilized; (2) challenges in the development, regulatory approval, commercialization, reimbursement, market acceptance, performance and realization of the anticipated benefits of new products of the combined company; (3) the scope, nature, impact or timing of the proposed merger, including among other things the integration of the businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings; (8) new business and investment opportunities; (9) the ability to realize the intended benefits of organizational changes; (10) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (11) the effect of changes in political conditions in the U.S. and other countries in which Orthofix, SeaSpine and the businesses of each operate, including the effect of changes in U.S. healthcare policies, on general market conditions in the near term and beyond; (12) the effect of changes in tax, regulatory and other laws and regulations in the U.S. and other countries in which Orthofix, SeaSpine and the businesses of each operate; (13) negative effects of the announcement or pendency of the proposed merger on the market price of Orthofix and/or SeaSpine’s respective common stock and/or on their respective financial performance; (14) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approvals of Orthofix’s and SeaSpine’s shareholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (15) the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; (16) risks relating to the value of the Orthofix shares to be issued in the proposed merger, significant transaction costs and/or unknown liabilities; (17) the possibility that the anticipated benefits from the proposed merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (18) risks associated with transaction-related litigation; (19) the possibility that costs or difficulties related to the integration of Orthofix’s and SeaSpine’s operations will be greater than expected; (20) the ability of the combined company to retain and hire key personnel; (21) the intended qualification of the merger as a tax-free reorganization to Orthofix and SeaSpine shareholders for U.S. federal income tax purposes; and (22) the impact of the proposed merger on the respective businesses of Orthofix and SeaSpine. There can be no assurance that the proposed merger will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of Orthofix and SeaSpine on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Orthofix and SeaSpine assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Orthofix intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Orthofix and a joint proxy statement of Orthofix and SeaSpine (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Orthofix’s shareholders and SeaSpine’s shareholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Orthofix and SeaSpine with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Orthofix with the SEC will be available free of charge on Orthofix’s website at http://ir.orthofix.com/ or by contacting Orthofix’s Investor Relations at (214) 937-3190. Copies of the documents filed by SeaSpine with the SEC will be available free of charge on SeaSpine’s website at http://investor.seaspine.com/ or by contacting SeaSpine’s Investor Relations at (415) 937-5402.

Orthofix and SeaSpine and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Orthofix is available in the Orthofix proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 27, 2022. Information about directors and executive officers of SeaSpine is available in the SeaSpine proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 22, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Orthofix and SeaSpine as indicated above.

No Offer or Solicitation

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Company Contact

Orthofix Medical Inc.

Alexa Huerta

P: 214-937-3190

E: alexahuerta@orthofix.com

Source

Orthofix Medical Inc.